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                                                                    EXHIBIT 10.6


                                 Memorandum of
                             Understanding between
                       The Ashton Technology Group, Inc.
                                      And
                              K. Ivan F. Gothner


1. The Ashton Technology Group, Inc. and its subsidiaries ("Ashton") wish to engage Mr. K. Ivan F. Gothner ("Gothner"), or a company controlled by Gothner, as an investment banker, financial advisor and special consultant to Ashton's Chief Executive Officer.

2. In consideration for his services to Ashton, Gothner, will be paid an initial cash retainer by Ashton of $20,000 and $10,000 on the first day of each month hereafter.

     It is further understood and agreed that there may be "success fees" associated with certain projects which Gothner may undertake for Ashton pursuant to this memorandum of understanding. Any success fee will be agreed to by Gothner and Ashton's Chief Executive Officer from time to time and as may be appropriate.

3. Ashton will reimburse Gothner for all of his reasonable out-of-pocket expenses associated with the performance of his services to Ashton pursuant to this memorandum of understanding.

4. Gothner will perform such services and render such advise to Ashton as its Chief Executive Officer may from time to time request and to which Gothner may reasonably agree. These services will initially include, but not be limited to:

     i. assistance in the development and drafting of business plans for Ashton and its operating units,
     ii. assisting Ashton in its communications with the investment community and helping to raise the investment community's awareness of Ashton, its plans and strategy,
     iii. evaluate financing strategies and identify financing alternatives for the support of Ashton and its subsidiaries business plans,
     iv. support and advise Ashton and its management in negotiations with: sources of financing, acquisition targets and strategic partners.

5. Pursuant to his work as an advisor to Ashton, Ashton will indemnify Gothner or the company controlled by Gothner, as appropriate in a form and substance mutually agreeable-





/s/ Fredric W. Rittereiser                        /s/ K.I.F. Gothner

Fredric W. Rittereiser                            K. Ivan F. Gothner
President & Chief Executive Officer

                                                                      2 May 1997